UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On April 29, 2015, PPL Corporation ("PPL") announced the timing of and additional details regarding the spinoff of its competitive power generation business, PPL Energy Supply, LLC ("Energy Supply"), to PPL shareowners and the combination of that business with the competitive power generation business ("RJS Power") owned by affiliates of Riverstone Holdings LLC ("Riverstone") to form Talen Energy Corporation ("Talen Energy"). Immediately after the spinoff and combination, Talen Energy will be an independent, publicly traded company listed on the New York Stock Exchange and will own and operate the combined competitive power generation businesses of Energy Supply and RJS Power, with PPL's shareowners owning 65% of Talen Energy's outstanding common stock and affiliates of Riverstone owning the remaining 35%.

The PPL board of directors has declared a pro rata distribution to PPL shareowners of all of the common stock of Talen Energy Holdings, Inc. ("HoldCo"), which as of the distribution date will be the parent company of Energy Supply, or 83,525,000 shares of HoldCo common stock. Immediately following the distribution, each share of HoldCo common stock will be converted into one share of Talen Energy common stock. Each holder of shares of PPL common stock outstanding as of 5:00 p.m. New York City time on May 20, 2015, the record date set by PPL's board of directors, will be entitled to receive a number of shares of Talen Energy common stock on June 1, 2015, the distribution date. Based on the number of shares of PPL common stock outstanding as of March 31, 2015, the distribution ratio is expected to be approximately 0.125 shares of Talen Energy common stock for each share of PPL common stock. PPL will announce the definitive distribution ratio promptly after the record date.

PPL shareowners will not receive fractional shares of Talen Energy common stock. Instead, fractional shares of Talen Energy common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to the PPL shareowners who would otherwise receive a fractional share of Talen Energy common stock.

On April 29, 2015, PPL issued a press release announcing these matters, which is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release, dated April 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Controller

Dated:  April 29, 2015